UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
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Date of Report (Date of Earliest Event Reported):  June 8, 2010
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HANCOCK FABRICS, INC.
 (Exact name of registrant as specified in its charter)

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Delaware	1-9482	64-0740905
(State of or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

One Fashion Way Baldwyn, Mississippi		38824
(Address of principal executive offices)		(Zip Code)

(662) 365-6000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Submission of Matters to a Vote of Security Holders.

On June 8, 2010, the stockholders of Hancock Fabrics, Inc. (the “Company”) approved an amendment to the Company’s 2001 Stock Incentive Plan (the “2001 Plan”).  The purpose of the amendment is to extend the expiration date by ten years to March 4, 2021.

The terms and conditions of the 2001 Plan are set forth in Exhibit 10.1 to this Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 8, 2010, the Company held its annual meeting of stockholders in Baldwyn, Mississippi.  As of the record date, April 14, 2010, there were 19,906,305 shares of common stock entitled to vote at the annual meeting.  Represented at the meeting, in person or by proxy, were 18,017,121 shares representing 91% of the total shares of common stock entitled to vote at the meeting.

The first matter submitted for stockholder vote was the election of five directors to a one-year term expiring in 2011.  The following individuals were elected to serve as directors, with the results of the vote as shown below:
	Number of Votes
	For	Withheld	Broker Non-Votes
Jane F. Aggers	11,406,579	391,115	6,219,427
Sam P. Cortez	11,459,990	337,704	6,219,427
Steven R. Morgan	11,486,778	310,916	6,219,427
Steven D. Scheiwe	11,459,590	338,104	6,219,427
Neil S. Subin	10,874,722	922,972	6,219,427

The second matter submitted for stockholder vote was the approval of an amendment of the 2001 Stock Incentive Plan to extend the expiration date to March 4, 2021.  The amendment was approved, with the results of the vote as shown below:

Number of Votes
For	10,252,566
Against	588,499
Abstain	956,629
Broker Non-Votes	6,219,427

The third matter submitted for stockholder vote was the ratification of the appointment of Burr Pilger Mayer, Inc. as the Company’s independent auditors for the fiscal year ending January 29, 2011.  The appointment of Burr Pilger Mayer, Inc. as the independent auditors was ratified, with the results of the vote as shown below:

Number of Votes
For	17,780,754
Against	231,414
Abstain	4,953
Broker Non-Votes	0

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Item No.	Exhibit Index
10.1	Hancock Fabrics, Inc. 2001 Stock Incentive Plan, as amended.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK FABRICS, INC.

By	/s/ Robert W. Driskell
Robert W. Driskell
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Date:  June 9, 2010